Exhibit 99.1

BGC Group, Inc. Commences Offers to Exchange Three Series of Notes Issued by BGC Partners, Inc. for Notes Issued by BGC Group, Inc.

NEW YORK, NY – September 6, 2023 – BGC Group, Inc. (Nasdaq: BGC) (“BGC Group” or the “Company”) today announced the commencement of offers to exchange (the “exchange offers”) any and all validly tendered (and not validly withdrawn) and accepted notes of the three series described in the table below (collectively, the “Old Notes”) issued by BGC Partners, Inc., BGC Group’s wholly-owned subsidiary (“BGC Partners”), for notes to be issued by BGC Group as described in the table below (collectively, the “New Notes”). A registration statement on Form S-4 relating to the issuance of the New Notes was filed with the U.S. Securities and Exchange Commission (“SEC”) on September 6, 2023 (the “Registration Statement”) but has not yet been declared effective. Copies of the preliminary prospectus dated September 6, 2023 (the “Prospectus”), which forms a part of the Registration Statement, and the related letter of transmittal and consent (the “Letter of Transmittal”) are available to holders through the exchange agent and information agent, D.F. King & Co., Inc., by calling (212) 269-5550 (toll-free) or (877) 732-3614 (for banks and brokers) or by emailing bgc@dfking.com.

				Exchange Consideration		Early Participation Premium	Total Consideration
Title of Series of Old Notes	CUSIP	Aggregate Principal Amount	Title of Series of New Notes to be Issued by BGC Group	New Notes (Principal Amount)	Cash	New Notes (Principal Amount)	New Notes (Principal Amount)	Cash
3.750% Senior Notes due October 1, 2024	05541T AM3	$300,000,000	3.750% Senior Notes due October 1, 2024	$970	$1.00	$30	$1,000	$1.00
4.375% Senior Notes due December 15, 2025	05541T AP6 U2100D AE3	$300,000,000	4.375% Senior Notes due December 15, 2025	$970	$1.00	$30	$1,000	$1.00
8.000% Senior Notes due May 25, 2028	05541T AQ4 U2100D AF0	$350,000,000	8.000% Senior Notes due May 25, 2028	$970	$1.00	$30	$1,000	$1.00

BGC Group is conducting the exchange offers to simplify its capital structure following the corporate conversion completed on July 1, 2023, whereby BGC Partners became a wholly owned subsidiary of BGC Group, and to give existing holders of the Old Notes the opportunity to obtain New Notes issued by BGC Group, which will rank pari passu with BGC Group’s other unsecured senior indebtedness. In connection with the closing of the exchange offers, BGC Group intends to assume BGC Partners’ credit facilities. BGC Group also intends to be the issuer and obligor on future debt issuances and credit arrangements, rather than BGC Partners.

In connection with the exchange offers, BGC Group is soliciting consents (the “consent solicitations”) from holders of the Old Notes (on behalf of BGC Partners) to certain proposed amendments (collectively, the “proposed indenture amendments”) to the corresponding indenture and supplemental indentures pursuant to which such Old Notes were issued (collectively, the “Old Notes Indentures”) which amendments will, among other things, eliminate certain affirmative and restrictive covenants and events of default in the Old Note Indentures. BGC Group is also soliciting consents (on behalf of BGC Partners) from each holder of BGC Partners’ outstanding 8.000% Senior Notes due May 25, 2028 (the “Old 2028 Notes”) to amend the Registration Rights Agreement, dated May 25, 2023, relating to the Old 2028 Notes, to terminate such agreement (collectively, with the proposed indenture amendments, the “proposed amendments”). If the proposed amendments become effective with respect to any series of Old Notes, the amendments will apply to all Old Notes of such series not tendered in the applicable exchange offer.

The exchange offers and consent solicitations commenced on September 6, 2023 and expire at 5:00 p.m., New York City time, on October 4, 2023 (the “Expiration Date”), unless extended or earlier terminated. In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on September 19, 2023, unless extended (such date and time, as it may be extended, the “Early Participation Date”), and not validly withdrawn, holders of such Old Notes will be eligible to receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of the corresponding New Notes and a cash amount of $1.00. The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of the corresponding series of New Notes per $1,000 principal amount of Old Notes.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders of such Old Notes will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of New Notes of the corresponding series and a cash amount of $1.00. The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions in the Prospectus and the Letter of Transmittal, and the Registration Statement having been declared effective by the SEC. BGC Group may, at its option, waive any such conditions except for the condition that the Registration Statement of which the Prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

The New Notes will be unsecured and unsubordinated obligations of BGC Group and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of BGC Group issued from time to time.

Each New Note issued in exchange for an Old Note will have an interest rate, interest payment dates and maturity that are the same as the interest rate, the interest payment dates and maturity of the tendered Old Note, as well as substantively the same optional redemption provisions. No accrued but unpaid interest will be paid on the Old Notes in connection with the exchange offers. However, interest on the applicable New Note will accrue from and including the most recent interest payment date of the tendered Old Note. Subject to the minimum denominations as described in the Registration Statement, the principal amount of each New Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and BGC Group will pay a cash rounding amount equal to the remaining portion, if any, of the exchange price of such Old Note, plus accrued and unpaid interest with respect to such portion of the Old Notes not exchanged.

Questions concerning the terms of the exchange offers or the consent solicitations for the Old Notes should be directed to the dealer manager for the exchange offers and the solicitation agent for the consent solicitations:

BofA Securities 620 South Tryon Street, 20th Floor Charlotte, North Carolina 28255 Attention: Liability Management Toll Free: +1 (888) 292-0070 Collect: +1 (980) 387-3907 Email: debt_advisory@bofa.com

Questions concerning tender procedures for the Old Notes and requests for additional copies of the Prospectus and the Letter of Transmittal should be directed to the exchange agent and information agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll Free: (877) 732-3614

By E-mail:

bgc@dfking.com

The exchange offers and consent solicitations are being made pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless BGC Group is otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to 5:00 p.m., New York City time, on September 19, 2023, unless extended (the “Consent Revocation Deadline”), but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Consent Revocation Deadline. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments. If the valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, then, as described in this Prospectus, you will not be able to revoke the related consent to the proposed amendments.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and BGC Group reserves the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in the Prospectus and Letter of Transmittal.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein and is not a solicitation of the related consents. The exchange offers and consent solicitations may be made solely pursuant to the terms and conditions of the Prospectus, the Letter of Transmittal and the other related materials. The exchange offers and consent solicitations are not being made in any state or jurisdiction in which such offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A Registration Statement relating to the New Notes has been filed with the SEC but has not yet become effective. The New Notes may not be sold, nor may offers to buy be accepted, prior to the time the Registration Statement is declared effective by the SEC. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Registration Statement is truthful or complete. Any representation to the contrary is a criminal offense.

Discussion of Forward-Looking Statements about BGC Group

Statements in this document regarding BGC Group that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements regarding BGC Group’s exchange offers and consent solicitations and are subject to the risk that the anticipated results of the contemplated transactions may differ, possibly materially, from what is currently expected. Except as required by law, BGC Group undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC Group’s SEC filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K, or in the Registration Statement.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contact:

Jason Chryssicas

+1 212-610-2426